Exhibit 99.1

Surgalign Holdings, Inc. Announces Date Change for Second Quarter 2020 Earnings Release and Conference Call

Deerfield, Ill., Aug 3, 2020 – Surgalign Holdings, Inc. (Nasdaq: SRGA), a leading global pure-play spine company focused on advancing spine surgery and improving patient outcomes, today announced that it is changing its earnings release and conference call date for the second quarter 2020 as a result of a delay completing the financial statements due to the additional workload created by the recently completed sale of the OEM business. The Company now plans to release financial results from the second quarter 2020 on Friday, August 7, 2020, prior to the market open.

Surgalign will host a conference call and audio webcast at 9:00 a.m. ET the same day. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International), using conference ID 8591446. The webcast can be accessed through the investor section of Surgalign’s website at surgalign.com/investors/. A replay of the conference call will be available on Surgalign’s website for one month following the call.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company advancing the science of spine care, focused on delivering innovative solutions that drive superior clinical and economic outcomes. The company is building off a legacy of high quality and differentiated products, and continues to invest in clinically validated innovation to deliver better surgical outcomes and improve patient’s lives. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign, a member of AdvaMed, is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Marquette, MI, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov.

Jonathon Singer

Investor and Media Contact

jsinger@surgalign.com

+1 224 303 4651